 Exhibit 28 (j)(ii)

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm under the captions “Financial Highlights” in the Prospectus and “Auditors” in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 37 to the Registration Statement (Form N-1A No. 2-66073) dated February   , 2010, of NRM Investment Company of our report dated October 30, 2009, included in the 2009 annual report to shareholders of NRM Investment Company.

Dated May,     2010

ParenteBeard LLC
Malvern, Pennsylvania
/S/ ParenteBeard
ParenteBeard